UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

December 15, 2015

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

14100 NW 57th Court
Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of ERBA Diagnostics, Inc. (the “Company”) was held on December 15, 2015. At the Annual Meeting, the Company’s stockholders voted on one matter with the following results.

1.     The Company’s stockholders elected five directors to the Company’s Board of Directors (the “Board”): Kishore “Kris” Dudani, Philippe Gadal, Pharm. D., Gerald E. Gallwas, David M. Templeton and Suresh Vazirani. Each of Mr. Dudani, Dr. Gadal, Mr. Gallwas, Mr. Templeton and Mr. Vazirani was elected to serve for a one-year term expiring at the Company’s 2016 Annual Meeting of Stockholders. The five director nominees were elected by the Company’s stockholders by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes

Kishore “Kris” Dudani	36,658,135	856,781	0
Philippe Gadal, Pharm. D.	36,872,993	641,923	0
Gerald E. Gallwas	37,123,496	391,420	0
David M. Templeton	36,874,697	640,219	0
Suresh Vazirani	36,700,221	814,695	0

Item 7.01	Regulation FD Disclosure.

At the Annual Meeting, Mohan Gopalkrishnan, the Company’s Chief Executive Officer, gave a speech. A copy of the speech is being furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated into this Item 7.01 by reference thereto.

The information in this Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1 – Chief Executive Officer’s Speech made at the Annual Meeting of Stockholders on December 15, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015	ERBA Diagnostics, Inc.

	By:	/s/ Mohan Gopalkrishnan
Name: Mohan Gopalkrishnan,
Title: Chief Executive Officer

3